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                                EXHIBIT INDEX

Exhibit
Number                   Exhibit
-------        -----------------------------------------

   3.(i)       Articles of Incorporation of Sun Company, Inc., as amended
               June 13, 1995.

   4 Statement of Designation relating to the Series A Cumulative Preference Stock (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K dated June 13,
               1995).

  10.1 Termination Agreement and General Release and Waiver between Harwood S. Roe, Jr. and Sun Company, Inc.

  10.2 Sun Company, Inc. Retainer Stock Plan for Outside Directors, as amended and restated effective May 5, 1994.

  11 Statements re Sun Company, Inc. and Subsidiaries Computation of Per Share Earnings for the Six-Month and Three-Month Periods Ended June 30, 1995 and 1994.

  12 Statement re Sun Company, Inc. and Subsidiaries Computation of Ratio of Earnings to Fixed Charges for the Six-Month Period Ended June 30, 1995.

  27           Article 5 of Regulation S-X, Financial Data Schedule.